                               RETENTION AGREEMENT

                This Retention Agreement ("Agreement") is between MAXXAM Inc.
("Company") and Diane Dudley ("Employee"). The purpose of the Agreement is to:
(1) provide Employee with some special benefits; (2) establish the terms of
Employee's departure from the Company; and (3) allow the Company to retain the benefit of Employee's services until the termination of Employee's employment with the Company.

                The Company and Employee, therefore, agree as follows:

                1. Employee's employment with the Company will terminate when the Company releases Employee from work (the "Separation Date"). The Company currently anticipates that its need for Employee's services will end during
December 2004, however, the Separation Date will not be later than December 31,
2004. The Company will provide Employee with 30 days' advance written notice of the exact Separation Date.

                2. If Employee remains in the Company's employment until the
Separation Date (or if the Company terminates Employee before the Separation
Date without a sufficient, good faith business reason) and if, following the
Separation Date, Employee executes a Separation, Release and Confidentiality
Agreement ("Release") in the form of Exhibit A attached hereto, the Company will pay Employee a lump sum bonus in an amount not less than $91,667. The lump sum bonus will be paid to Employee within 15 calendar days after the effective date of the Release. All necessary taxes and withholdings will be deducted from the lump sum bonus.

                For purposes of this Agreement, the following constitute
sufficient, good faith business reasons for termination: (1) malfeasance; (2)
willful misconduct; (3) fraud; (4) gross negligence; (5) insubordination; (6)
willful failure to carry out assigned duties; (7) unauthorized disclosure of trade secrets or other confidential, proprietary, or competitively sensitive information concerning the Company, its business properties, or its business prospects; or (8) conviction of a felony or of any crime involving moral turpitude.

                3. If Employee remains in the Company's employment until the
Separation Date (or if the Company terminates Employee before the Separation
Date without a sufficient, good faith business reason) and if Employee executes the Release, the Company will pay the cost of COBRA continuation of medical and dental plan coverage for Employee and Employee's eligible dependents for three months following the Separation Date. To obtain this benefit, Employee must elect to receive the COBRA continuation coverage and must be eligible for that coverage under the rules of COBRA.

                4. If Employee remains in the Company's employment until the
Separation Date (or if the Company terminates Employee before the Separation
Date without a sufficient, good faith business reason) and if Employee executes the Release, the Company will pay the cost of outplacement services for Employee at an outplacement firm selected by the Company for a period of up to six months from the Separation Date or until such time as Employee locates alternative employment, whichever date is earlier.

                5. If Employee remains in the Company's employment until the
Separation Date, Employee's immediate supervisor, or another Company representative designated by the Company, will provide Employee with a letter of reference which states, at a minimum, that Employee was separated from the
Company as a result of a reorganization and not because of any performance issues. The Company shall not be obligated to provide any such reference if
Employee is terminated prior to the Separation Date for a sufficient, good faith business reason.

                6. If Employee voluntarily resigns from the Company prior to the Separation Date or fails to sign the Release, Employee will not be entitled to the lump sum bonus, COBRA continuation coverage, outplacement services, or the letter of reference (the "Retention Agreement Benefits"). Employee further understands that if, prior to the Separation Date, Employee is terminated with a sufficient, good faith business reason, Employee will not be entitled to the
Retention Agreement Benefits.

                7. Employee and the Company agree that the Retention Agreement
Benefits discussed in this Agreement are a supplement to the benefits provided under the MAXXAM Inc. Severance Pay Plan. Employee's receipt of the Retention
Agreement Benefits in no way bars or reduces Employee's entitlement to severance pay under the MAXXAM Inc. Severance Pay Plan as outlined in paragraph 8 below.
Similarly, Employee's receipt of the Retention Agreement Benefits in no way bars or reduces Employee's entitlement to any other Company benefit in place at the time of Employee's Separation Date for which Employee is eligible on the
Separation Date, including, but not limited to the PPO/HMO plan, group term life insurance, optional life insurance, AD&D insurance, long-term disability insurance, dental insurance, business travel accident insurance, vision plan, savings plan, defined benefit pension plan, retiree medical insurance under the
2004 Retiree Coverage Formula ("Formula"), as that Formula may be modified for all employees from time to time, in the Company's sole discretion, and payment for unused, accrued vacation.

                8. Although the Company reserves the right to eliminate or modify the MAXXAM Inc. Severance Pay Plan ("Plan") at any time, the Company agrees that, provided Employee meets Employee's obligations as outlined in this
Agreement, Employee will, following the Separation Date, be paid a lump sum severance payment in an amount equivalent to the level of severance benefits which Employee would have otherwise been entitled to under the Plan.

                9. Employee understands that in addition to remaining employed by the Company until the Separation Date, in order to be eligible for the
Retention Agreement Benefits, Employee must: (1) continue to work for the
Company until released by the Company; (2) perform Employee's job duties in a diligent, professional, and conscientious manner; (3) assist in the transition of Employee's job duties to other Company employees, contractors, or consultants, as directed by the Company; (4) refrain from any sabotage to, destruction of, or tampering with Company property, including, but not limited to, computer files or records; and (5) refrain from making disparaging comments about the Company and its affiliated entities and their officers, directors, employees, and agents.

                10. As a condition precedent to receiving the Retention Agreement
Benefits, Employee must, following Employee's Separation Date, execute the
Release attached hereto as Exhibit A. If Employee fails to execute the Release
(or within seven days following its delivery to the Company revokes the
Release), the Company shall have no obligation to pay Employee the Retention
Agreement Benefits.

                11. By entering into this Agreement, Employee agrees to keep the terms of this Agreement confidential except Employee may disclose the contents of this Agreement (1) to Employee's immediate family members and Employee's legal counsel, accountant, or business advisor (provided Employee requires any such person to maintain the confidentiality of the Agreement); (2) as required by law; or (3) as may be necessary to enforce this Agreement.

                12. Employee agrees to relinquish and hereby does relinquish any and all rights to reemployment with the Company or with any of its affiliates, subsidiaries, divisions, or successors in interest following the Separation
Date.

                13. Employee acknowledges that in the course of employment with the Company, Employee acquired confidential information of a special and unique nature and value relating to such matters as the Company's trade secrets, strategic plans, programs, confidential reports and communications, clients and business prospects, Employee will not, at any time following the date of this
Agreement, except with the prior written consent of the Company, directly or indirectly, disclose, divulge, reveal, report, publish, transfer, or use, for any purpose whatsoever, any such information.

                14. The laws of the State of Texas will apply to this Agreement.

                15. Any disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the rules and procedures of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction of this matter. Costs of the arbitration shall be shared equally by the parties. Unless the arbitrator determines otherwise, the party that does not prevail in any such action shall reimburse the other party for the reasonable attorneys' fees incurred with respect to such arbitration.

MAXXAM Inc.                                         Diane Dudley

By  /s/ Paul N. Schwartz                            /s/  Diane Dudley
Paul N. Schwartz, President
Date: September 9, 2004                             Date: September 9, 2004

                                                            EXHIBIT A

                SEPARATION, RELEASE AND CONFIDENTIALITY AGREEMENT

         THIS SEPARATION, RELEASE AND CONFIDENTIALITY AGREEMENT ("Agreement") is
made and entered into on this ____ day of ______________, 2004 by and between
Diane Dudley (hereinafter referred to as "Employee") and MAXXAM INC.
(hereinafter referred to as the "Company").

                                   WITNESSETH:
         WHEREAS, Employee and the Company have maintained an employer-employee relationship for a period of time and the Company now desires to terminate that relationship as a result of an internal reorganization; and

         WHEREAS, Employee and the Company also desire to enter into a written agreement in order to establish their respective rights, duties and obligations and to avoid and resolve any and all actual and potential differences between them, including, without limitation, differences arising out of Employee's employment with the Company, or the termination thereof;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, it is agreed and represented
as follows:

1.       SEPARATION DATE.
         The employment relationship between the parties shall terminate and cease as of the close of business on the _____ day of ________, 2004 (but not later than December 31, 2004) (the "Separation Date"), and neither party shall have any further rights or obligations with respect to or arising from such employment relationship except as provided in this Agreement and in the
September 9, 2004 Retention Agreement between Employee and the Company.

2.       SEVERANCE PAYMENT.
         Under the terms of the MAXXAM Inc. Severance Pay Plan, the Company shall pay Employee 104 weeks of severance pay at Employee's base rate of compensation. All necessary taxes and withholdings will be deducted from this amount. This sum shall be paid to Employee within 15 calendar days following the effective date of this Agreement. (The effective date of this Agreement is discussed in paragraph 6 below.) This severance payment is in addition to the lump sum bonus provided for in the Retention Agreement. Similarly, the severance payment is in addition to any pension benefits Employee might be entitled to under any Company defined benefit pension plan in effect at the time of the
Separation Date. Receipt of the lump sum bonus or of any pension benefits to which Employee is entitled shall in no way preclude or reduce Employee's entitlement to severance pay in an amount equivalent to the level of severance benefits which Employee would have otherwise been entitled to under the terms of the MAXXAM Inc. Severance Pay Plan.

3.       GROUP HEALTH INSURANCE BENEFIT.
         Pursuant to the Retention Agreement, the Company will pay the cost of
COBRA continuation of medical and dental plan coverage for Employee and
Employee's eligible dependents for a period three months following the date of
Employee's termination. At the conclusion of this three-month severance period,
Employee will be entitled to the continuation of medical and dental plan coverage for Employee and Employee's eligible dependents for an additional 39 weeks provided Employee pays 50% of the full premium cost of this coverage. The
Company will pay the other 50% of the cost of coverage. After the expiration of the additional 39 weeks, Employee will be entitled to the continuation of medical and dental plan coverage for Employee and Employee's eligible dependents for such additional weeks as COBRA permits provided Employee pays 102% of the full premium cost of this coverage. Such coverage will terminate if Employee becomes covered by any other group health program.

4.       CONFIDENTIALITY.
         Employee acknowledges that in the course of employment with the
Company, Employee acquired confidential information of a special and unique nature and value relating to such matters as the Company's trade secrets, strategic plans, programs, confidential reports and communications, clients and business prospects. Employee will not, at any time following the date of this
Agreement, except with the prior written consent of the Company, directly or indirectly, disclose, divulge, reveal, report, publish, transfer, or use, for any purpose whatsoever, any such information.

         Employee further agrees that Employee will not disclose either the existence or the terms of this Agreement to anyone else, except Employee's immediate family and Employee's legal and financial advisors, without the
Company's express written consent. Employee further agrees to obtain a confidentiality agreement from any family members or advisors to whom Employee discloses such information, and to bear full legal responsibility to the Company should such a family member or advisor disclose such information to anyone else.

5.       RELEASE AND WAIVER.
         In consideration for the benefits provided above, Employee fully and complete releases, waives and discharges any and all suits, causes of action, demands, claims, charges, complaints, liabilities, costs, losses, damages, injuries, bonds, judgments, and attorneys' fees and expenses, in any form whatsoever, in law or in equity, whether known or unknown (collectively,
"Claims"), arising out of Employee's employment by the Company, that Employee has ever asserted, or could assert, against the Company, any other entities that are affiliated with the Company, as well as the Company's directors, officers, employees, owners, agents, representatives, successors and assigns ("Releasees")
as of the date of this Agreement. These released Claims are intended to and do include, without limitation, any and all Claims that Employee can or could assert against one or more of the Releasees for wrongful discharge, discrimination, harassment, breach of contract, retaliation, defamation or other torts arising under any federal, state or local law. These released Claims are further intended to and do include, without limitation, any and all Claims that
Employee can or could assert against one or more of the Releasees under Title
VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act,
the Americans with Disabilities Act, the Fair Labor Standards Act, the Worker
Adjustment and Retraining Notification Act and any applicable state discrimination laws, wages, back or front pay, employee benefits, compensatory damages, punitive damages, liquidated damages, attorneys' fees, and expenses and costs. This release and waiver also applies to any Claims brought by any person, agency or class action under which Employee might have any right or benefit. The waivers in this paragraph do not affect Employee's rights, if any, under the
Company's benefit plans in accordance with the terms of those plans, to make a complaint to any state or federal agency with respect to issues related to
Employee's employment with the Company, or to bring an action to enforce
Employer's obligations under the Retention Agreement.

         For purposes of this release, waiver and discharge of Claims, Employee expressly understands and acknowledges that Employee:

         A)       has had a full forty-five (45) days within which to consider this Agreement before executing it;

         B)       has carefully read and fully understands all the provisions of this Agreement;

         C)       is, through this Agreement, releasing the Company from any and all claims Employee may have against the Company as of the date this Agreement is signed;

         D)       knowingly and voluntarily agrees to all the terms set forth in this Agreement;

         E)       knowingly and voluntarily intends to be bound by the same;

         F)       was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of
                  Employee's choice prior to executing this Agreement;

         G)       has had a full seven (7) days following the execution of this
                  Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become
                  effective or enforceable until the revocation period has
                  expired;

         H)       understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. ss. 621 et seq.) that may arise after the date of this Agreement is executed are not waived; and

         I)       understands that if the Company did not have this Agreement, the employee would not be getting severance pay, or the
                  benefits outlined in the Retention Agreement (the lump sum bonus, three months of Company-paid COBRA continuation of
                  medical and dental plan coverage, outplacement services, and a letter of reference).

6.       OLDER WORKERS' BENEFIT PROTECTION ACT INFORMATION.
         Employee acknowledges that at or before the start of the period of at least 45 days that Employee had to consider this Agreement, the Company informed
Employee in writing of the (i) class, unit, or group of individuals to whom these special benefits were offered, (ii) eligibility factors applicable to receipt of those benefits, (iii) time limits for accepting the benefits, (iv)
job classifications and ages of all individuals eligible for or selected to receive the benefits, and (v) ages of the individuals in the same job classification or organizational unit who are not eligible for or selected to receive these special benefits.

7.       EFFECTIVE DATE OF AGREEMENT.
         Employee may revoke this Agreement during the seven calendar days following the day Employee signs the Agreement. The Agreement will not become effective until the eighth calendar day after Employee signs it (the "Effective
Date"). If Employee wishes to revoke the Agreement, Employee must do so in writing and the written notice of revocation must be sent to Paul N. Schwartz,
President, at MAXXAM Inc., 5847 San Felipe, Suite 2600, Houston, Texas 77057. To
be effective, the revocation must be received by Mr. Schwartz during the seven calendar days after the day Employee signs this Agreement.

8.       NONADMISSION OF LIABILITY.
         Employee and Company agree that the fact that they are making this
Agreement does not mean that the Company has any liability to Employee.

9.       CHOICE OF LAW AND INTERPRETATION.
         This Agreement is made and entered into in the State of Texas, and shall in all respects be interpreted, enforced and governed under the laws of the State of Texas. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

10.      SEVERABILITY OF PROVISIONS.
         Should any provision of this Agreement be declared or be determined by any court to be unenforceable or invalid as drafted, it may and shall be reformed or modified by a court of competent jurisdiction to the form of an enforceable and valid provision that achieves, to the greatest extent possible, the result intended by the parties in drafting and agreeing to the unenforceable and invalid provision. Should a court of competent jurisdiction decline to so reform or modify such a provision or determine that no enforceable and valid provision can be created to achieve the intended result, the enforceability and validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and said unenforceable or invalid part, term or provision shall be deemed not to be a part of this Agreement.

11.      ARBITRATION.
         Any disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the rules and procedures of the American Arbitration Association concerning employment disputes. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction of this matter. Costs of the arbitration shall be borne equally by the parties. Unless the arbitrator otherwise determines, the party that does not prevail in any such action shall reimburse the prevailing party for the prevailing party's attorneys' fees incurred with respect to such arbitration.

12.      ENTIRE AGREEMENT.
         This Agreement and the Retention Agreement, set forth the entire agreement between the parties hereto, and fully supersede any and all prior agreements or understanding between the parties hereto pertaining to the subject matter hereof, and may only be modified by a subsequent written agreement that is signed by the parties hereto.

         EXECUTED this _________day of ________________, 2004.

                                     MAXXAM Inc.

                                     By:_______________________________________
                                     Paul N. Schwartz
                                     Title:  President

                                     __________________________________________
                                     Diane Dudley